EXHIBIT 4.2


CANTOR FITZGERALD
ONE WORLD TRADE CENTER
NEW YORK, NEW YORK  10048
(212) 938-5000

February 4, 1997
Ranson & Associates, Inc.
250 North Rock Road, Suite 150
Wichita, Kansas  67206
Re:	Defined High Yield Corporate Income, Series 6

Gentlemen:

We have examined the listing of securities within Registration Statement No. 333-20717 for the above captioned trust. We hereby acknowledge that Cantor Fitzgerald & Co. ("Cantor") will act as the evaluator of the trust pursuant to the terms and conditions of the Information Evaluation Service Agreement between Cantor and Ranson & Associates, Inc. ("Ranson") dated as of February 4, 1997 (the "IES Agreement"). We hereby consent to the use in the Registration Statement of the reference to Cantor Fitzgerald & Co. as evaluator.

You acknowledge that this letter shall not confer upon you any rights or impose on Cantor any obligations, other than those expressly set forth in the IES Agreement.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

                                    Sincerely,


                                    CANTOR FITZGERALD & CO.


                                    By        ARTHUR J. GILLIN
                                      ------------------------------------
                                           Arthur J. Gillin
                                           Managing Director


Acknowledged and Agreed:

RANSON & ASSOCIATES, INC.

By: